SECTION 13 & 16 POWER OF ATTORNEY

Know all by these present that the undersigned hereby makes, constitutes and appoints each of Samir Kaul, John Demeter and Kimberly Totah, signing singly and each acting individually, as the undersigned’s true and lawful attorney-in-fact with full power and authority as hereinafter described to:

1.
Prepare, execute and submit to the U.S. Securities and Exchange Commission (“SEC”), for and on behalf of the undersigned, in his own capacity and in the undersigned’s capacity as managing manager of VK Services, LLC, any and all reports (including any amendments thereto) the undersigned is required to file with the SEC, or which the attorney-in-fact considers it advisable to file with the SEC, under Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any rule or regulation thereunder; under Rule 144 under the Securities Act of 1933 (“Rule 144”); or under the Investment Company Act of 1940 (“Investment Company Act”) or any rule or regulation thereunder, including Schedules 13D, 13G and 13F, Forms 3, 4, and 5, Forms 144, and N-PX;
2.
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to prepare, complete and execute any such Schedule 13D, 13G or 13F or Form 3, 4, or 5, or Forms 144 or other form or report, prepare, complete and execute any amendment or amendments thereto, and timely deliver and file such form or report with the SEC and any stock exchange or similar authority;
3.
seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information regarding transactions in any of the securities issued by entities in which any of Khosla Ventures I, L.P., Khosla Ventures II, L.P., Khosla Ventures III, L.P., Khosla Ventures IV, L.P., Khosla Ventures IV (CF), L.P., Khosla Ventures V, L.P., Khosla Ventures VI, L.P., Khosla Ventures VII, L.P., Khosla Ventures VIII, L.P., Khosla Ventures VIII Strategic, L.P., Khosla Ventures IX, L.P., Khosla Ventures IX Strategic, L.P., Khosla Ventures Seed, L.P., Khosla Ventures Seed Side Fund, L.P., Khosla Ventures Seed B, L.P., Khosla Ventures Seed B (CF), L.P., Khosla Ventures Seed C, L.P., Khosla Ventures Seed D, L.P., Khosla Ventures Seed E, L.P., Khosla Ventures Seed F, L.P., Khosla Venture Seed G, L.P., Khosla Ventures Opportunity, L.P., Khosla Ventures Opportunity II, L.P., Khosla Ventures Opportunity III, L.P. and Khosla Ventures Excelsior, L.P. has made an investment (each and any of such entities, the “Khosla Portfolio Companies”) from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to such attorney-in-fact and approves and ratifies any such release of information; and

4.
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming or relieving, nor is VK Services, LLC assuming or relieving, any of the undersigned’s responsibilities to comply with Section 13 and Section 16 of the Exchange Act or Rule 144 under the Securities Act of 1933 or the rules under the Investment Company Act. The undersigned acknowledges that neither VK Services, LLC nor the foregoing attorneys-in-fact assumes (i) any liability for the undersigned’s responsibility to comply with the requirements of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Schedules 13D, 13G or 13F and Forms 3, 4, or 5 and Forms 144 and N-PX with respect to the undersigned’s holdings of and transactions in securities issued by any of the Khosla Portfolio Companies, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 10th day of September, 2025.

/s/ Vinod Khosla
Vinod Khosla